EXHIBIT 10.4

                         MARKETING AND SALES AGREEMENT

THIS MARKETING AND SALES AGREEMENT (the "Agreement") between Techsphere Systems International, LLC and its Affiliated companies involved in the manufacture of Airships with offices at 750 Hammond Drive, Building 10, Suite 100, Atlantal Georgia 30328 ("TSI") and Cyber Aerospace Corp., ("CYBER") with offices at 7711 Military Trail North, Palm Beach Garden, Florida 33410 a corporation organized under the laws of the State of Florida and an operating subsidiary of On Alert Systems, Inc. a Navada Corporation (to be known individually as a "Party" and collectively the "Parties") and is effective as of the 1st day of May, 2004 ("Effective Date").

     WHEREAS, TSI manufactures, constructs and assembles Low, Medium and High altitude airships ("Airships") and CYBER, for the purpose of this Agreement, primarily is engaged in marketing and sales to federal, state and local government agencies and the various Military branches (collectively referred to hereinafter as "Government Units"; and

     WHEREAS, TSI has the exclusive world wide right and license to manufacture the Airships according to the U.S. and Canadian patents owned by 21st Century Airships, Inc. a Canadian Corporation; and

     WHEREAS, CYBER desires to exclusively market and sell Airships manufactured by TSI to Government Units and non-exclusively to telecommunication entities and furthermore, TSI desires to utilize the experience and expertise of CYBER to sell Airships to Government Units; and

     WHEREAS, TSI has a Consulting, Lobbying and Sales Agreement dated January 3, 2003 with Sales Resources Consultants, Inc. a Virginia corporation with principle office located at 3428 Mountain Road, Haymarket, Virginia, 20169 (hereinafter "SRC") in which SRC agreed to introduce TSI to U.S. Government prospects, including but not limited to Congressional committees, the CIA, NSA and the DOD, as well as assist TSI in locating business opportunities within U.S. Government Agencies and selected industries ("SRC Selected Industries") and further it agreed to introduce TSI to its contacts in, and make arrangements for introductions to, U.S. Government Agencies involved with, the Congressional Intelligence Committees (with the initial Project referred as the "Intelligence Committee Opportunity") that may have an interest in the use of airships to obtain intelligence data and information; and

     WHEREAS, CYBER is utilizing the consulting and sales expertise of Barry Nelsen, the majority shareholder and CEO of SRC, to assist CYBER in its sales and marketing efforts to Government Units and other End Users as described herein; and

     WHEREAS, CYBER purchased the right to market and sell the Airships pursuant to an Agreement with TSI dated March 10, 2004 which requires payment of Three Hundred Thousand Dollars ($300,000) through certain debentures to TSI due on or about July 15, 2004, and

     WHEREAS, TSI desires to use the marketing and sales expertise of CYBER to sell Airships to certain specified end users, while TSI retains the right to lease the Airship and the operations of, or designate the entity to operate, the ground control portion of the flight operations; and

     WHEREAS, the Parties desire to set forth their understanding as to the marketing and sales efforts to be undertaken by CYBER, the pricing of Airships and the obligations and conditions of manufacture imposed on TSI.

NOW THEREFORE, in consederation of the mutual premises and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follow:

1. GOVERNING TERMS AND SCOPE.

     1.1 The terms and conditions of this Agreement shall govern the supply of Airships to be manufactured by TSI for the exclusive marketing and sale by CYBER to Government Unit End Users both within and outside of the United States of America, and such telecommunications and other End Users agreed to by the Parties in writing, pursuant to purchase orders ("Purchase Orders") issued by or through CYBER for its Customers. Performance of a Purchase Order does not constitute either Party's agreement to or acceptance of any new or different terms of this Agreement; since this Agreement my be modified only by a separate written instrument executed by the Parties and intended as a modification. All Purchase Orders issued through a sale by CYBER shall be deemed to be subject to the terms and conditions of this Agreement (and its duly executed Amendments) whether or not such Purchase Orders specifically reference this Agreement. Third party machinery, equipment and products integrated into the Airship by TSI are subject to the license, warranty and available service as such third-party supplier allows TSI to pass through or assign to the End User.

     1.2 Subject to rights that SRC may assert as to Customers listed in Exhibit
1.2 pursuant to the January 3, 2003 Agreement described above, TSI grants CYBER the exclusive world-wide right to market and sell Airships to military and governmental End Users and a non-exclusive world-wide right to market and sell Airships for telecommunication and other applications that TSI may offer End Users, or as otherwise agreed by the Parties. TSI will manufacture Airships for CYBER Customers only pursuant to a Purchase Order signed by the above described End User. Attached as Exhibit 1.2 is the list of CYBER and SRC Customers recognized by TSI as of the Effective Date.

     1.3 The terms and conditions of this Agreement do not apply to, and TSI will not manufacture Airships to be sold by CYBER for non-governmental or non-telecommunication uses, unless otherwise agreed to by the Paries in writing or as an amendment to this Agreement.

     1.4 Definitions:

     1. Affiliate - with respect to either Party, and corporation, partnership, limited liability company, controlled by or under common control with such Party or controlled by a majority of the members/shareholders of a Party, includingt but not limited to, in the case of TSI, Spherical Airships USA, Inc., Telesphere Communications, Inc. or Techshpere Governmental Applications, Inc. and in the case of CYBER, Proxity Networks, Inc., and On Alert Systems, Inc.
     2. Airship - Low, Medium and High altitude airships manufactured by TSI as described herein.
     3. Change Order - the request by CYBER or its Customer upon acceptance by TSI to change the specifications and pricing of the Purchase Order previously accepted by TSI.
     4. Contract Period - thirty six (36) month period beginning the Effective Date of this Agreement, which shall be automatically renewed for another Contract Period unless terminated as provided in this Agreement.

     5. Contract Year - the twelve (12) month period beginning the Effective Date of this Agreement.
     6. Customer or CYBER's Customer - the ultimate Government Unit End User or other end user of the Airship.
     7. Delivery - the placement of title in the name of and the possession of or right to use the Airship in CYBER's Customer.
     8. End User - an entity which ultimately uses the Airship for its own governmental, military or business purposes.
     9. Final Purchase Price - the Purchase Price plus or minus all Change Order pricing revisions, test flight fees, unpaid insurance and storage fees and such other applicable costs set forth herein.
     10. Purchase Order - the order place by CYBER for its Customer or by CYBER's Customer and accepted by TSI with the name of the Customer and a description of the specifications of an Airship to be manufactured by TSI pursuant to the terms of this Agreement.
     11. Government Unit End User - federal and local government agencies and branches of the armed forces the United States and of any government recognized by the government United States and to which said U.S. government allows the sale or lease of the Airships.
     12. Telecommunications End User - an entity in the business of the transmission of encoded sound, pictures, or data over significant distances, using radio signals or electrical or optical lines.
     13. CYBER's Sales Commission - the commission CYBER shall receive for the sale of the Airships, which, subject to Section 4, shall be no more than fifteen percent (15%) of TSI's Sales Price quoted to CYBER based on the specifications in the Purchase Order and Change Orders; however, if TSI agrees to reduce its Sales Price per Airship because a Customer places an order for a large number of Airships at one time or TSI agrees to a reduced price on a special basis, CYBER will likewise by the same percentage reduce its Sales Commission percentage per Airship in an amount as agreed by the Parties on a Customer by Customer basis.

2. PRICE.

     2.1 The Purchase Price shall be FOB TSI's manufacturing facility. The Purchase Price of each Airship will be based initially upon the specifications given to and accepted by TSI in the Purchase Order; but, the Purchase Price may change based upon Change Orders agreed to by the Parties during the manufacture of the Airship(s). As of the date of this Agreement, the Parties agree that until TSI has commenced the actual manufacture of Airships for each of the altitudes described below, the Purchase Price to the Customer, including CYBER's Sales Commission, except for previously agreed to and quoted projects Purchase Prices for Low Altitude Airships described in Exhibit 2, shall, subject to the exact specifications given by CYBER in the Purchase Order and Change Orders, be as follows:

     A.   Low Altitude (less than 10,000 feet ASL) Airships - $5,000,000.00

     B. Mid Altitude (above 10,000 feet and below 30,000 feet ASL) Airships - $12,500,000.00

     C.   High Altitude (above 30,000 feet ASL) Airships - $28,000,000.00

3.  TITLE AND DELIVERY.

     3.1 TSI shall notify CYBER in writing of the completion of the manufacture of an Airship ordered by CYBER and shall specify in the notice a date TSI anticipates delivery of the Airship to CYBER's Customer (the "Estimated Delivery Date").

     3.2 The Delivery of the Airship(s) shall be to the Customer either at the storage area in TSI's manufacturing facility, if shipment will be made to its Customer within thirty (30) days of Delivery, or any other storage location TSI may designate if the anticipated date of shipment will be more than thirty (30) days after Delivery. The Customer shall be charged a storage fee for storage at a TSI facility after thirty (30) days from Delivery at the rate of Two Thousand Five Hundred Dollars ($2,500.00) per month or any part thereof payable in advance.

     3.3 Delivery of the Airship(s) shall occur after payment in full as described above, at which time TSI shall, pursuant to direction from CYBER's Customer, either place the Airship(s) in TSI's storage area as described above and post legible signs indicating that the Airship(s) is the property of a specified Customer. Appropriate identification shall be permanently affixed to each Airship upon Delivery to the TSI storage area. TSI shall not include in its inventory or assets in connection with any financing arrangement that TSI may enter Airships that have been identified upon Delivery as a CYBER Customer Airship pursuant to this Agreement.

     3.4 Risk of loss shall pass to CYBER's Customer upon Delivery in TSI's storage area. All costs of insurance from the time that risk of loss passes to the Customer shall be an additional expense charged to the Customer. TSI shall cooperate fully with CYBER with respect to obtaining insurance protection for the Airships. If CYBER's Customer does not provide proof of insurance at the time the Airship is placed in storage, TSI will attemt to procure insurance coverage for CYBER's Customer and will add the cost incurred thereof to the Purchase Price, which shall be paid immeadiately upon presentation to CYBER's Customer.

     3.5 Neither Party shall be responsible for any losses resulting if the fulfillment of any of the terms of this Agreement is delayed or prevented by civil disorders, wars, acts of enemies, strikes, fires, floods, acts of God, or by any other cause not within the control of the Party whose performance is interfered with, and which, by the exercise of reasonable diligence, such Party is unable to prevent, whether of the class of causes is enumerated or not.

4.  PAYMENT.

     4.1 Subject to the matters set forth below in this Section 4.1, payment of the Purchase Price for an Airship from CYBER's Customer to TSI, unless modified by mutual consent of both Parties shall be as follows:

          A. One half of the Purchase Price described in the Purchase Order ("Down Payment"), upon TSI's acceptance of the Purchase Order.

          B. Twenty-five (25%) percent of the remaining amount due per Airship per Purchase Order, inclusive of Change Orders, shall be due upon CYBER's receipt of written notice from TSI that it has completed the manufacture of the Airship(s) envelope.

          C. The remaining Twenty-five (25%) percent of the Purchase Price shall be due at the time CYBER gives TSI instructions for Delivery of the Airship(s).

          D. Payment shall be made as set forth herein; however, in the event a Government Unit End User is required to pay according to a regulatory prescribed payment schedule or if not, but TSI agrees in its acceptance of the Purchase Order to accept a different payment schedule, payment shall be made according to the payment schedule as per the Government Unit End User payment policy or as otherwise agreed to in the Purchase Order.

          E. The calculation of all sums due under this section shall be based upon the actual Airship(s) manufactured and Delivered to CYBER's Customer.

          F. TSI shall not make Delivery of an Airship to CYBER's Customer until all sums (Final Purchase Price plus applicable taxes) have been paid in full.

          G. If payment in full has not made for the Airship(s) within ten (10) business (i.e., weekday) days of the date TSI has given in written notice of the anticpated Delivery Date to CYBER, TSI shall be authorized to sell the Airship(s) to any other entity which will pay the full Purchase Price. Within thirty (30) days of payment of the Final Purchase Price by the purchasing third party, TSI will repay CYBER's Customer all sums it paid to date, minus a handling charge of ten (10%) percent of the Down Payment.

          H. Any sums not paid by the Delivery Date are subject to an interest charge at a rate of 12% per year on all amounts overdue until payment thereof.

          I. Any and all Sales Commissions due and payable to CYBER for marketing and sales activity will be paid to CYBER in a prorated manner using the same formula as payment is received for the payment of the airship, i.e., 1/2, 3/4, etc.

     4.2 Subject to the matters set forth below in this Section 4.2, payment of the Sales Commission for lease payments for an Airship from CYBER's Customer unless modified by mutual consent of both parties shall be as follows:

          A. If the Customer leases from any entity other than TSI or a TSI Affiliated Vendor, the above terms in section 4.1 shall apply.

          B. If the Customer leases from TSI or a TSI Affiliated Vendor, none of the terms in Section 4.1 shall apply and payment of the Sales Commission shall be made to CYBER within thirty (30) days of receipt of the lease payment from the Customer. Any and all Sales Commissions due and payable to CYBER for marketing and sales activity will be paid to CYBER in a prorated manner based on the lease payment received according to the terms of the lease.

     4.3 The assumption in this section on Payment is that CYBER and SRC have resolved the issue between the two entities regarding the Sales Commission each entity will be paid for the Customer listed in Exhibit 1.2. Unless SRC agrees in writing either that Exhibit 1.2 contains a list of only CYBER Customers or that CYBER shall receive all Sales Commission for the Customers listed in Exhibit
1.2. TSI will reserve four (4%) of the Sales Commission of any Purchase Order for an Exhibit 1.2 Customer to be paid to SRC.

5.  OBLIGATIONS OF THE PARTIES.

        5.1  ADDITIONAL OBLIGATIONS OF TSI.

          5.1.1 TSI shall manufacture the Airships according to the specifications in the Purchase Orders accepted by TSI. CYBER shall market and sell Airships according to TSI's basic Airship specification which shall be given to CYBER as soon as possible after execution of this Agreement. TSI shall allow CYBER and representatives of CYBER's Customer the right to inspect the manufacture and assembly of the Airships at its manufacturing facility during normal business hours; provided that CYBER or its Customer has given TSI at least twenty four (24) hours advance notice.

          5.1.2 TSI shall, subject to prior payment of the anticipated costs, assist CYBER and/or its Customer with test flights of the purchased Airships at such times and sites as agreed upon by the Parties. CYBER's Customer shall reimburse TSI for all costs incurred by TSI in relation to carrying out such test flights prior to the date of the test flight. TSI shall notify CYBER and/or its Customer of TSI's anticipated costs at least two weeks in advance of the test flight, which costs shall be paid to TSI at least seven (7) days prior to the test flight. Any sums incurred by TSI in addition to the anticipated costs shall be paid by CYBER's Customer within thirty (30) days of receipt of the cost.

          5.1.3 TSI shall allow CYBER's Customer to store its purchased Airships at TSI's manufacturing plant storage facility or such other off-site storage facility designated by TSI for a period of time not to exceed thirty (30) days from the Date of Delivery without additional costs. A minimum storage fee of Two Thousand Five Hundred Dollars ($2,500.00) per month, or for any part thereof, in advance shall be charged to CYBER's Customer for any dely by the Customer in removal of the Airship from the storage facility or such other off-site storage facility used by TSI after the above described thirty (30) day period.

          5.1.4 During the manufacturing process, TSI shall insure the Airship for its full value with CYBER's Customer as an additional insured, as its interest may appear, until such time as title to the Airships is transferred to CYBER's Customer, not to exceed thirty (30) days from the Estimated Delivery Date given by TSI to CYBER or the Customer.

          5.1.5 In the event a Government Unit or Telecommunications End User cannot in good faith finalize the purchase of an Airship because of conditions, requirements or restrictions ("Requirements") attached by CYBER, TSI shall have the right to sell the Airship to the End User at a price which shall allow TSI to pay CYBER the Sales Commission it would have earned from the sale of the Airship without the additionsl Requirements and recoup any other expenses peculiar to that Airship such as insurance, permits, taxes, etc.

          5.1.6 In the event a CYBER Customer requests a lease of an Airship, TSI retains the right of first refusal to negotiate the lease of the Airship, either directly or through a TSI Affiliated Vendor, to the CYBER Customer, supply the ground crew work force and supply all of the Customer's lease related needs.

        5.2  ADDITIONAL OBLIGATIONS OF CYBER

          5.2.1 In the event of a Government Unit End User has a regulatory prescribed payment schedule for payment of the Final Purchase Price, payment shall be made according to the payment schedule as required by the Government Unit End User payment policy or, if not, then payment shall be made within the time set forth herein.

          5.2.2 Each Telecommunication End User or such other permitted End User shall warrant and represent in the Purchase Order that it is purchasing the Airship for its own use in the telecommunications industry or such other TSI permitted use, or in the case of a Government Unit End User it shall warrant and represent that it is purchasing for its use or the use by another Government Unit End User, and that if the purchaser sells, assigns, leases or conveys the airship to another end user that is not a Government End User or a TSI approved Telecommunications End User without the express written consent of TSI, the purchaser shall be in breach of its Purchase Order with TSI and the purchase of the Airship will be recinded.

          5.2.3 In the event a CYBER Customer requests a lease of an Airship, TSI retains the right of the first refusal to negotiate the lease of the Airship, either directly or through a TSI Affiliated Vendor, to the CYBER Customer, supply the ground crew work force and supply all of the Customer's lease related needs.

          5.2.4 In the event that CYBER desires to add components, integrated equipment or devised (collectively the "CYBER Components") to an Airship from sources other than a TSI Affiliated Vendor, it shall not condition the sale of the Airship to its Customer upon the addition of the Components.

        5.3  JOINT OBLIGATIONS

          5.3.1 Non-Disclosure ("NDA") Covenant. The Parties to this Agreement agree that the terms and conditions of this NDA Covenant are fully applicable and binding upon themselves and al of the Party's employees their affiliates, subsidiaries, representatives, agents, associates, assigns, trustees, their heirs and/or assigns, legal representatives or executors ("Representatives"). It is the understanding of the Parties that each has or will disclose to the other Party certain entities that are either under contract with the Party or with whom the Party is negotiating concerning the establishment of a business relationship relating to the matters set forth in this Agreement. Each Party irrevocably binds itself to not deal directly or indirectly with any persons, trusts, businesses, corporations or partnerships, or other entities introduced or disclosed to the Party by the other Party ("Circumvent") for the purpose of fulfilling the terms of this Agreement or any porposed business relationship between the Parties, without the knowledgye and express written consent of the other Party. Each Party agrees not to Circumvent the other Party and enter into contracts with a person or entity doing buisness with the other Party concerning the business related subject matters discussed pursuant to this Agreement in any manner for a period of five (5) years from the date of this Agreement.

6. TERM AND TERMINATION. This Agreement shall become effective on the Effective Date, and, unless terminated sooner pursuant to this Article 6, shall automatically renew for the above described three (3) year Contract Period; further provided that] this Agreement, unless terminated earlier as provided herein, shall be effective during the term of the 21st Century Airships, Inc. License Agreement dated January 16, 2004. This Agreement shall be subject to earlier termination in the event of any of the following upon thirty (30) days written or such lesser time as set forth below:

     6.1 In the event of a material breach of this Agreement by one Party, the non-breaching Party may, at any time after having given thirty (30) days written notice of the breach to breaching Party, terminate this Agreement by a further written notice of termination; provided that, if the breaching Party, prior to receipt of the final written notice of termination has either cured the breach or, in the sole determination of the non-breaching Party, has taken all reasonable steps to begin effecting a cure, this Agreement shall remain in effect. A material breach of this Agreement shall include, but not be limited to, a failure by CYBER to place orders with TSI in accordance with the requirements of section 2.3, and a failure by CYBER to make any payment to TSI when due.

     6.2 CYBER's assistance to its Customer in the sale of a TSI manufactured Airship, either directly or indirectly, to a non-Government End User or a non-Telecommunications End User without the prior written consent of TSI, unless otherwise agreed to by the Parties in a separate written document.

     6.3 In the event that either Party or any of its agents or employees involved in this Agreement are convicted of any felony or either Party or any of its agents or employees commit an act of fraud upon the United States or upon the other Party as to the activities described in this Agreement.

     6.4 The filing of a petition, pursuant to federal or state insolvency or reorganization (bankruptcy) statute, by or against either Party, and said petition is not dismissed or discharged within thirty (30) days of filing.

     6.5 CYBER's failure to deliver Airship Purchase Orders which result in payment to TSI of no less than Fifteen Million Dollars ($15,000,000.00) per Contract Year, excluding Sales Commission to CYBER or, in the event CYBER is unable to secure the described Purchase Orders, CYBER's failure to pay TSI the sum of Fifteen Million Dollars ($15,000,000.00) in a Contract Year, with the first Contract Year to which this subsection applies beginning on May 1, 2005, which is the first anniversary of this Agreement. If the failure to deliver the Airship to a Customer is caused by labor strikes, material shortages or a natural disaster which prevents timely completion of the manufacture of the Airship according to the Purchase order, thus preventing delivery to TSI of the aforementioned Fifteen Million Dollars ($15,000,000.00) minimum requirement; then the delivery time of the minimum requirement will be extended until Delivery of the Airship to the Customer so that the Purchase Price can be collected from Customer.

     6.6 The date upon which the License Agreement with 21st Century Airships, Inc. dated January 16, 2004 terminates in accordance with its terms.

     6.7 By the mutual written agreement of the Parties.

     6.8  CYBER's  failure  to pay TSI the full  amount of the  remaining  Three
Hundred Thousand Dollars ($300,000.00) by July 15, 2004, which was payment in part for the exclusive and non-exclusive sales and marketing rights set forth herein.

7.  LIMITED WARRANTY.

     7.1. TSI WARRANTS THAT IT HAS FREE AND CLEAR TITLE TO, OR OTHERWISE HAS THE RIGHT TO SUPPLY, ALL AIRSHIPS TO BE SUPPLIED TO CYBER'S CUSTOMERS HEREUNDER. THE AIRSHIPS SHALL BE MANUFACTURED IN ACCORDANCE WITH PLANS TO BE SUPPLIED IN THE PURCHASE ORDERS ACCEPTED BY TSI. TSI MAKES NO WARRANTY AND THERE IS NO IMPLIED CONDITION THAT THE AIRSHIPS ARE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE.

THE SOLE RESPONSIBILITY OF TSI SHALL BE THAT IT WILL MANUFACTURE THE AIRSHIPS AND INSTALL AVIONICS EQUIPMENT IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUPPLIED BY CYBER WHICH HAVE BEEN ACCEPTED BY TSI, THAT THE AIRSHIPS WILL BE FREE FROM DEFECTS IN MATERIAL AND WORKMANSHIP AND THAT TSI WILL REPAIR OR REPLACE, AT ITS OPTION, ALL OR PART OF THE AIRSHIPS SUPPLIED HEREUNDER; WHICH, DURING THE APPLICABLE TWO (2) YEAR WARRANTY PERIOD FOLLOWING THE DELIVERY DATE, HAVE BEEN FOUND BY CYBER' CUSTOMER TO BE DEFECTIVE DUE TO TSI'S WORKMANSHIP OR MATERIALS. TSI SHALL NOT BE RESPONSIBLE FOR THE FAILURE, REPAIR OR REPLACEMENT OF ANY AIRSHIP OR ITS COMPONENT PARTS, DUE TO USE OF SAID AIRSHIP IN ENVIRONMENTS OR AT ALTITUDES CONSIDERED OUTSIDE THE SCOPE OF THAT AIRSHIP'S SPECIFIED OPERATING CAPABILITIES, IN HAZARDOUS WEATHER CONDITIONS OR IN HOSTILE TERRITORIES. TSI SHALL ENSURE, TO THE EXTENT POSSIBLE, THAT ALL WARRANTIES ISSUED BY THE MANUFACTURER OF THE AIRSHIP COMPONENT PARTS INSTALLED IN THE
AIRSHIPS AT TSI'S DIRECTION SHALL BE FULLY TRANSFERRED AND ASSIGNED TO CYBER'S CUSTOMER AT DELIVERY. INSTALLATION BY CYBER'S CUSTOMER OF ANY EQUIPMENT OR DEVICES WHICH INTERFER WITH THE AVIONICS EQUIPMENT INSTALLED BY TSI OR INCREASE THE PAYLOAD WEIGHT LIMIT BEYOND THAT PRESCRIBED BY TSI SHALL VOID ALL WARRANTIES GIVEN BY TSI OR ITS SUPPLIERS.

     7.2. THE FOREGOING REPRESENTATIONS AND WARRANTIES AND ALL OTHER REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES AND ANY OTHER EXPRESS OR IMPLIED CONDITIONS, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER OBLIGATION ON THE PART OF TSI.

     7.3. TSI WARRANTS THAT THE SALE OR USE OF THE AIRSHIPS SHALL NOT INFRINGE UPON ANY UNITED STATES OR FOREIGN PATENT, AND TSI SHALL INDEMNIFY CYBER AGAINST ALL JUDGMENTS, DECREES, COSTS, AND EXPENSES RESULTING FROM ANY INFRINGEMENT AND SHALL DEFEND, UPON WRITTEN REQUEST OF CYBER AT ITS OWN EXPENSE, ANY ACTION WHICH MAY BE BROUGHT AGAINST CYBER ITS VENDEES, LESSEES, LICENSEES, OR ASSIGNS, UNDER ANY CLAIM OF PATENT INFRINGEMENT IN THE USE OF THE AIRSHIPS.

     7.4. THE ABOVE WARRANTIES ARE SUBJECT TO PROPER USE AND APPLICATION FOR WHICH THE AIRSHIP WAS INTENDED AND DO NOT COVER AIRSHIPS MODIFIED BY CYBER OR ANY THIRD PARTY WITHOUT TSI'S WRITTEN APPROVAL.


8. CONFIDENTIAL INFORMATION.

     Except as set forth herein, the Parties agree that the terms and conditions of this Agreement shall remain confidential and no party shall distribute this Agreement or any part thereof to anyone other than the Party's attorney, accountant or as required by law. The Parties acknowledge and agree that all Confidential and all physical embodiments thereof are confidential to and will remain the sole and exclusive property of the Party that produced it. Each Party will not reproduce, use, distribute, disclose or otherwise disseminate any Confidential Information or any physical embodiment thereof, and will take no action causing, or fail to take any action necessary to prevent causing, any Confidential Information to lose its character as Confidential Information. Before disclosing Confidential Information to any third party, including its representative or agent, the disclosing Party will provide written notice that such information is Confidential and must not be disclosed. The third party, representative or agent must sign an acknowledgment that the information is confidential and will not be disclosed to anyone or used in any manner other than as described herein without the prior written consent of the other party which produced the Confidential Information. The term "Confidential Information" means any and all data and information relating to the business of either party
(i) which has value to a party and is not generally known by its competitors or the public; and (ii) which is treated by a party as confidential. Confidential Information and includes the Trade Secrets (as defined under Georgia law) of the parties. Confidential Information may include, but is not limited to, information relating to the financial affairs, services offered, research, and marketing of a party. Confidential Information includes proprietary information disclosed to a Party by a third party that the Party is obligated to treat as confidential.


9. DISPUTE RESOLUTION.

     9.1. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA"), through a mediator selected by them, before resorting to arbitration.

     9.2. If any controversy or claim arising out of or related to this Agreement, or the breach thereof, cannot be resolved through good faith mediation, the parties agree to submit the dispute to final and binding arbitration before a single arbitrator under the AAA Commercial Arbitration Rules, unless the use of other rules is agreed upon by the parties. Any dispute as to the arbitrability of an issue shall be determined by the arbitrator. The arbitrator shall have no authority to award punitive damages, but the arbitrator shall have authority to award interest and costs of the arbitration. The arbitrator may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall occur in Atlanta, Georgia, unless the parties mutually agree upon another location.

10. NOTICE.

     All notices and other communications contemplated, required or permitted by this Agreement shall be in writing and shall be deemed to have been properly given or served when deposited with the Unites States Postal Service, designated as registered or certified mail, return receipt requested, postage prepaid and addressed as hereinafter provided, or if delivered in person or by overnight delivery service addressed as follows:

To: TSI                                To: CYBER

        750 Hammond Drive                     771 Military Trail North
        Building 10, Suite 100                Palm Beach Gardens, Florida 33410
        Atlanta, Georgia 30328
        ATTN.: Mike                           ATTN.: Billy Robinson
        Facsimile No. (770) 256-0541          Facsimile No. (91 8) 493-6234

11. GENERAL.

     11.1 Any amendment, supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both Parties.

     11.2 If any portion of this Agreement is found to be invalid or unenforceable, the Parties agree that the remaining portions shall remain in effect.

     11.3 Any discretion vested in a Party to this Agreement shall not be unreasonably, arbitrarily or capriciously exercised.

     11.4 This Agreement integrates and supersedes all previous agreements, oral or written, between the parties and constitutes the entire agreement of the Parties as to the subject matter described herein.

     11.5. Neither Party shall assign this Agreement without the prior written consent of the other Party. Either Party may assign this Agreement or any part thereof to its Affiliate without the prior written consent of the other Party. "Affiliate" means any corporation, partnership, limited liability company, controlled by or under common control with a Party and for Cyber the word "Party"shall also mean OASI as it solely relates to this subsection.

     11.6. The headings in this Agreement are inserted for convenience only and not intended to affect the meaning or interpretation of this Agreement.

     11.7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

     11.8 Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof, shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder, at any one time or more times, be deemed a waiver or relinquishment of such right or power at any time or times.

     11.9 The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, paragraphs or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof. In the event one or more of the words, phrases, sentences, clauses, sections, subdivisions, paragraphs, or subparagraphs contained herein shall be invalid, this instrument shall be construed as if such invalid portion had not been inserted, and if such invalidity shall be caused by the length of any period of time or the size of any area set forth in any part hereof, such period of time or such area, or shall considered to he a period or area which would invalidity.

     11.13. This shall be in with and governed by the laws of State of Georgia without regard to its conflicts of laws.

     WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above by their duly authorized representatives identified below.

CYBER AEROSPACE CORP:                   TECHSPHERE SYSTEMS INTERNATIONAL, LLC:

/s/ William Robinson                    /s/ Mike Lawson
-------------------------               -------------------------
Chief Executive Officer                 President


Attest:                                 Attest

/s/ illegible                           /s/ illegible
-------------------------               -------------------------
Secretary  [Seal]                       Secretary  [Seal]

                                  Exhibit 1.2

                                      CYBER

                                       AND

                                  SRC CUSTOMERS

Government End Users (exclusivity with TSI during term of Agreement):


House Permanent Select Committee on Intelligence
SCCI Central Intelligence Agency
National Security Agency (2)
National Reconnaissance Office
NGIA (National Imagery and Mapping Agency)
Defense Threat Reduction
Army G-2
Army Space and Missile Command
Army Communications-Electronics Command
NAVAIRSYSCOM
Space and Naval Warfare Systems Command
Air Force Air Force Logistics Command
Air Force Systems Command
Homeland (Coast Guard-Border Patrol)
DoD Battlespace
DOD Acquisition, Technology and Logistics
US Coast Guard
Homeland Defense
Border Protection/Customs
Office of Secretary of Defense Iraq Command
Southcom- Army
Air Force Special Operations Command
US Air Force
Israel Air Force
Israel Defense Force
Federal Aviation Administration
Army Security and Intel
Department of Energy


Non-Government End Users (no exclusivity and right to Sales Commission based on acceptance of Purchaser Order):

L-3
Raytheon
Northrop Grumman
Lockhead
DRTA

NSP
Mitsui Brussan Aerospace Corporation
Palm Solutions Group
M. Paz Logistics
John Hopkins University (Applied Physics Laboratory)
Penn State University
BellSouth
FLIR Systems
ThinGap Motor Technologies
D-Star Engineering, Inc.
Recon/Optical, Inc.
Inter-4 Company, Inc.
Eastman Kodak Company
Paradigm Group, Inc.
ITT Industries
Sierra Nevada Corporation
Southwestern Bell
Sprint
Quasar USA, Inc.
NanoSys, Inc.
Sciperio, Inc.
GynSync, Inc.
nScrypt, Inc.
Skyway Aircraft, Inc.
Sky Way Communications Holding Corp.
GE Capital
Key Federal Finance
Paz Logistic

                                    Exhibit 2
                         PREVIOUSLY AGREED TO PROJECTS





1    Central Intelligence Agency -3 Airships

2    Border Patrol -10 Airships

3    Israeli military -8 Airships